UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA		98011
(Address of principal executive offices)		(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Departure of Mark J. Litton, Ph.D., MBA

Mark J. Litton, Chief Business Officer, Treasurer and Secretary of Alder BioPharmaceuticals, Inc. (“Alder”), has decided to leave the company to pursue another opportunity. Dr. Litton’s last day as an Alder employee is August 1, 2018, and he will continue to serve Alder as a consultant for a period of 12 months. As one of Alder’s founders, Dr. Litton has been an essential part of the company and instrumental in its growth. Alder thanks Dr. Litton for all of his contributions and wishes him great success in his future pursuits.

Alder continues to make progress on its key clinical data milestones, Biologics License Application (“BLA”) and commercial preparedness activities, including key chemistry, manufacturing and controls (CMC) activities, all of which remain on track. Alder continues to expect the ongoing pharmacokinetic comparability study of its commercial supply of eptinezumab for the initial BLA submission to be completed in the second half of 2018 and remains on track to submit the BLA with the U.S. Food and Drug Administration in the first quarter of 2019.

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to: progress on clinical data milestones, BLA and commercial preparedness activities; the completion of the pharmacokinetic comparability study; and the planned BLA submission. Words such as “continues,” “progress,” “on track,” “expect,” or other similar words or expressions, identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are based upon Alder’s current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: risks related to the potential failure of eptinezumab to demonstrate safety and efficacy in clinical testing; Alder’s ability to conduct clinical trials and studies of eptinezumab sufficient to achieve a positive completion; the availability of data at the expected times; the clinical, therapeutic and commercial value of eptinezumab; risks and uncertainties related to regulatory application, review and approval processes and Alder’s compliance with applicable legal and regulatory requirements; risks and uncertainties relating to the manufacture of eptinezumab; Alder’s ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Alder’s development and commercialization activities; the sufficiency of Alder’s capital and other resources; market competition; changes in economic and business conditions; and other factors discussed under the caption “Risk Factors” in Alder’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, which was filed with the Securities and Exchange Commission (SEC) on May 8, 2018, and is available on the SEC’s website at www.sec.gov. The forward-looking statements made in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Alder expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Alder’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: July 23, 2018

	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel